UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 8, 2005

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	I.R.S. Employer Identification No.

333-42427	J. CREW GROUP, INC. (Incorporated in New York) 770 Broadway New York, New York 10003 Telephone: (212) 209-2500	22-2894486

333-42423	J. CREW OPERATING CORP. (Incorporated in Delaware) 770 Broadway New York, New York 10003 Telephone: (212) 209-2500	22-3540930

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 8, 2005, the Company’s Board of Directors unanimously voted to elect Bridget Ryan Berman as a Director effective immediately.  The Company has not yet determined the committees on which Ms. Berman will serve.  The Company and certain of its shareholders are parties to a stockholders’ agreement whereby the Company’s Chief Executive Officer and Chairman, Millard Drexler, has the right to appoint three members of the Board, and consistent with such stockholders’ agreement, Mr. Drexler has appointed Ms. Berman.

In addition, the Company announced today that Roxane Al-Fayez has resigned as Executive Vice-President, Direct Operations, Distribution Centers and Information Technology effective August 19th.

The Company issued a press release on August 9, 2005 announcing Ms. Berman’s appointment to the Board of Directors and Ms. Al-Fayez’s resignation.  The text of the press release, which is attached as Exhibit 99.1, is incorporated by reference herein in its entirety.

Item 9.01        Financial Statements and Exhibits.

                                                                        99.1                 Press Release issued by the Company on August 9, 2005.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. CREW GROUP, INC.
J. CREW OPERATING CORP.

By:	/s/ Nicholas Lamberti
Nicholas Lamberti
Vice-President, Corporate Controller
and Acting Chief Financial Officer

Date:       August 9, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on August 9, 2005.